Exhibit 99.1

Contact: Whirlpool Corporation

Media: Whirlpool Corporation Press Office, 269/923-7405

Media@Whirlpool.com

Financial: Greg Fritz, 269/923-2641

Investor_Relations@Whirlpool.com

WHIRLPOOL CORPORATION ADJUSTS

2010 EARNINGS OUTLOOK

BENTON HARBOR, Mich., September 30, 2010 — As a result of a plea agreement entered into by Embraco North America, Inc., an indirect subsidiary of Whirlpool’s compressor business headquartered in Brazil, Whirlpool Corporation will record an expense of $91.8 million, or approximately $1.20 per diluted share, during the third quarter of 2010. Including this expense, the company now expects to report GAAP earnings of $7.80 to $8.30 per diluted share compared with its previous outlook of $9.00 to $9.50 per diluted share. On an adjusted basis, the company’s full-year outlook of $9.56 to $10.06 per diluted share is unchanged. 1

Whirlpool Corporation is scheduled to release its earnings results for the third quarter of 2010 on Wednesday, October 27, 2010 and will review its 2010 business outlook at that time.

The plea agreement announced today by Embraco relates to the U.S. government’s antitrust investigation of the compressor industry. Pursuant to the agreement, Embraco agreed to pay $91.8 million in six annual installments, with the first payment expected to be made in the fourth quarter of fiscal 2010. The agreement is subject to court approval.

(1)	A reconciliation of adjusted diluted earnings per share, a non-GAAP financial measure to diluted earnings per share and other important information, appears on page 3-4.

About Whirlpool Corporation

Whirlpool Corporation is the world’s leading manufacturer and marketer of major home appliances, with annual sales of approximately $17 billion in 2009, 67,000 employees, and 67 manufacturing and technology research centers around the world. The company markets Whirlpool, Maytag, KitchenAid, Jenn-Air, Amana, Brastemp, Consul, Bauknecht and other major brand names to consumers in nearly every country around the world. Additional information about the company can be found at http://www.whirlpoolcorp.com.

Whirlpool Additional Information:

This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries (“Whirlpool”) that speak only as of this date. Whirlpool disclaims any obligation to update these statements. Forward-looking statements in this document may include, but are not limited to, statements regarding expected earnings per share, cash flow, productivity and material and oil-related prices. Many risks, contingencies and uncertainties could cause actual results to differ materially from Whirlpool’s forward-looking statements. Among these factors are: (1) changes in economic conditions which affect demand for our products, including the strength of the building industry and the level of interest rates; (2) the effects of the global economic crisis on our customers, suppliers and the availability of credit; (3) Whirlpool’s ability to continue its relationship with significant trade customers, and the ability of these trade customers to maintain or increase market share; (4) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers; (5) the ability of Whirlpool to manage foreign currency fluctuations; (6) product liability and product recall costs; (7) litigation and legal compliance risks; (8) the ability of Whirlpool to achieve its business plans, productivity improvements, cost control, leveraging of its global operating platform, and acceleration of the rate of innovation; (9) inventory and other asset risk; (10) fluctuations in the cost of key materials (including steel, oil, plastic, resins, copper and aluminum) and components and the ability of Whirlpool to offset cost increases; (11) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (12) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and other postretirement benefit plans; (13) Whirlpool’s ability to obtain and protect intellectual property rights; (14) information technology system failures and data security breaches (15) global, political and/or economic uncertainty and disruptions, especially in Whirlpool’s significant geographic regions, including uncertainty and disruptions arising from natural disasters or terrorist attacks; (16) the effects of governmental investigations or related actions by third parties; (17) the impact of labor relations; (18) our ability to attract, develop and retain executives and other qualified employees; (19) changes in the legal and regulatory environment, including environmental and health and safety regulations. Additional information concerning these and other factors can be found in Whirlpool Corporation’s filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K.

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SUPPLEMENTAL INFORMATION - CONSOLIDATED CONDENSED STATEMENTS OF INCOME

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Millions of dollars except per share data)

(Unaudited)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including adjusted operating profit, adjusted earnings before income taxes and other items (hereafter referred to as “adjusted earnings before tax”), adjusted diluted earnings per share available to Whirlpool common stockholders (hereafter referred to as “adjusted diluted earnings per share”), adjusted operating profit by segment (hereafter referred to as “adjusted segment operating profit”), and free cash flow. We believe that these non-GAAP measures provide meaningful information to assist stockholders in understanding our financial results and assessing our prospects for future performance. Management believes adjusted operating profit, adjusted earnings before tax, adjusted diluted earnings per share and adjusted segment operating profit are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Management believes that free cash flow provides stockholders with a relevant measure of liquidity and a useful basis for assessing the company’s ability to fund its activities and obligations. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported operating profit, earnings before income taxes and other items, diluted net earnings per share available to Whirlpool common stockholders and cash provided by operating activities, the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the below reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Adjusted Diluted Earnings Per Share (2010 Outlook)

The reconciliation provided below reconciles projected 2010 adjusted diluted earnings per share with projected 2010 diluted earnings per share available to Whirlpool common stockholders, the most directly comparable GAAP financial measure:

2010 Outlook
Diluted earnings per share	$7.80 -8.30
Brazilian Collection Dispute Accrual (a)	0.45
Product Recall (b)	0.61
OPEB Curtailment Gain (c)	(0.50)
Subsidiary Plea Agreement (d)	~ 1.20

Adjusted Non-GAAP measure	$9.56 -10.06

(a)	During the June 2010 quarter, we recognized an expense of $53 million related to a previously disclosed legal action pertaining to a Brazilian collection dispute. The diluted earnings per share impact is calculated based on an income tax impact of approximately $18 million.
(b)	During the March 2010 quarter, we accrued $75 million to cover the estimated product recall costs of the action to address a supplier-related quality issue. The diluted earnings per share impact is calculated based on an income tax impact of approximately $28 million.
(c)	During the March 2010 quarter and June 2010 quarter we recognized curtailment gains of $62 million related to a retiree healthcare plan. The diluted earnings per share impact is calculated based on an income tax impact of approximately $23 million.
(d)	During the September 2010 quarter, we expect to record a $92 million accrual related to a subsidiary antitrust plea agreement with the U.S. government. The diluted earnings per share impact is calculated based on an associated income tax impact of $0 due to the non-deductibility of the expense for income tax purposes.

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